Information Regarding Joint Filers

The Designated Filer of Form 3 is Oxford Bioscience Partners II L.P. The other joint filers of this Form 3 are: Oxford Bioscience Partners (Bermuda) II Limited Partnership; Oxford Bioscience Partners (Adjunct) II L.P.; Oxford Bioscience Partners (GS-Adjunct) II L.P.; Oxford Bioscience Partners II (Annex) L.P.; OBP Management II L.P.; OBP Management (Bermuda) II Limited Partnership; Jonathan Fleming; Cornelius
T. Ryan; Edmund M. Olivier and Alan G. Walton. There are 11 reporting persons. Accordingly, the beneficial interest of the reporting persons in MicroMed Cardiovascular, Inc. are filed on two separate Forms 3. The principal business address of each of the reporting persons is 222 Berkeley
St., Boston, Massachusetts 02116. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer: Oxford Bioscience Partners II L.P.

Issuer and Ticker Symbol: MicroMed Cardiovascular, Inc. ("MMCV")

Date of Event Requiring Statement:  August 10, 2005


Signatures

Oxford Bioscience Partners II L.P.
By: OBP Management II L.P.

By: /s/ Jonathan Fleming
Jonathan Fleming

Oxford Bioscience Partners (Bermuda) II Limited Partnership
By: OBP Management (Bermuda) II Limited Partnership

By: /s/ Jonathan Fleming
Jonathan Fleming

Oxford Bioscience Partners (Adjunct) II L.P.
By: OBP Management II L.P.

By: /s/ Jonathan Fleming
Jonathan Fleming

Oxford Bioscience Partners (GS-Adjunct) II L.P.
By: OBP Management II L.P.

By: /s/ Jonathan Fleming
Jonathan Fleming

Oxford Bioscience Partners II (Annex) L.P.
By: OBP Management II L.P.

By: /s/ Jonathan Fleming
Jonathan Fleming

OBP Management II L.P.

By: /s/ Jonathan Fleming
Jonathan Fleming

OBP Management (Bermuda) II Limited Partnership

By: /s/ Jonathan Fleming
Jonathan Fleming


/s/ Jonathan Fleming
Jonathan Fleming


/s/ Cornelius T. Ryan
Cornelius T. Ryan


/s/ Edmund M. Olivier
Edmund M. Olivier


/s/ Alan G. Walton
Alan G. Walton